Exhibit 10.1

Execution Copy

JPMORGAN CHASE BANK, N.A.

FIRST AMENDMENT TO CREDIT AGREEMENT

(With Consent)

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of this 28th day of May, 2009 by and between JPMORGAN CHASE BANK, N.A., a national bank (“Lender”), MATERIAL SCIENCES CORPORATION, a Delaware corporation (“Borrower”), and each of the other Loan Parties signatory hereto, and has reference to the following facts and circumstances:

WHEREAS, on May 12, 2008, the Borrower and the other Loan Parties executed and delivered to Lender a Credit Agreement (“Credit Agreement”) which set forth the terms and conditions of Lender’s extension of credit to Borrower; and

WHEREAS, at the same time, Borrower executed and delivered to Lender its Revolving Loan Note (the “Note”) in the maximum principal amount of $15,000,000.00 to evidence amounts available to be loaned to Borrower pursuant to the Credit Agreement, which Note has a scheduled Maturity Date of May 12, 2011; and

WHEREAS, pursuant to certain Collateral Documents including, without limitation, Security Agreements, each of which was dated as of May 12, 2008, the Loan Parties granted Liens upon certain Collateral as security for the repayment of the Secured Obligations; and

WHEREAS, MSC Walbridge Coatings, Inc. (“Supplier”), has requested that Lender consent to its entry into a “Supplier Purchase Agreement” dated as of April 24, 2009 with GM Supplier Receivables LLC, a Delaware limited liability company (“GM Purchaser”) and Citibank, N.A., a national banking association (“Citibank”) pursuant to which Supplier will (a) sell certain Accounts to Purchaser (the “GM Receivables”), and (b) grant a security interest in such GM Receivables to GM Purchaser; and

WHEREAS, in order for Supplier to participate in the Supplier Purchase Agreement, the Loan Parties have requested that the Lender enter into a “Lien Priority Agreement,” the form of which is attached hereto as Exhibit A; and

WHEREAS, Borrower may, in the future, enter into an Agreement (the “Chrysler Purchase Agreement”) in form and substance substantially similar to the Supplier Purchase Agreement relative to Accounts due from Chrysler, LLC, (“Chrysler Receivables”), pursuant to which, (i) the applicable Loan Party will sell the Chrysler Receivables to an affiliate of Chrysler (the “Chrysler Purchase”], (ii) grant a security interest in such Chrysler Receivables to Chrysler Purchaser and (iii) which would also require Lender to enter into an agreement substantially similar to the Lien Priority Agreement with the purchaser of the Chrysler Purchaser (the “Chrysler Lien priority Agreement”]; and

WHEREAS, certain provisions in the Credit Agreement and the Security Agreements prohibit the sale of Accounts or the granting of a security interest in Accounts by Loan Parties without the express written consent of Lender; and

WHEREAS, Lender is willing to consent to the execution of the Supplier Purchase Agreement and the Chrysler Purchase Agreement and is willing to execute the Lien Priority Agreement and the Chrysler Lien Priority Agreement, but only on the terms, and subject to the conditions, hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1.

AMENDMENTS AND AGREEMENTS

Section 1.1 Notwithstanding the provisions of Section 4.1(d) of the Security Agreements and Section 6.02 of the Credit Agreement, Lender hereby consents to the execution and performance of the Supplier Purchase Agreement and waives any Event of Default that has occurred and may be continuing as a result of any Loan Party entering into the Supplier Purchase Agreement prior to the date hereof. Lender further agrees to execute and deliver the Lien Priority Agreement to Borrower concurrently with the execution of this Amendment.

Section 1.2 Notwithstanding the provisions of Section 4.1(d) of the Security Agreements and Section 6.02 of the Credit Agreement, Lender hereby consents to the execution and performance by any Loan Party of the Chrysler Purchase Agreement. Lender further agrees to execute and deliver the Chrysler Priority Agreement promptly upon request by Borrower.

Section 1.3 (a) Notwithstanding the provisions of Section 4.l(e) of the Security Agreements, Lender hereby consents to the creation of the security interest provided for in Section 2.3(c) of the Supplier Purchase Agreement, which security interest shall be limited to the GM Receivables only and shall not include any other Collateral. (b) Notwithstanding the provisions of Section 4.l(e) of the Security Agreements, Lender hereby consents to the creation of the security interest provided for in the Chrysler Purchase Agreement, which security interest shall be limited to the Chrysler Receivables only and shall not include any other Collateral.

Section 1.4 Notwithstanding the provisions of Section 4.l(f) of the Security Agreements, Lender hereby consents to (a) the filing of a Uniform Commercial Code Financing Statement by the GM Purchaser, in accordance with Section 5.3(g) of the Supplier Purchase Agreement, provided that such financing statement shall be limited to the Receivables owing to Supplier by an OEM Party and (b) the filing of a Uniform Commercial Code Financing Statement by Chrysler Purchaser in accordance with the Chrysler Purchase Agreement provided that such financing statement shall be limited to the Chrysler Receivables.

JPMorgan Chase Bank, N.A.

First Amendment to Loan Documents

Section 1.5 All payments made to the Supplier pursuant to the Supplier Purchase Agreement shall be made to a Designated Account as provided in Section 2.4 of the Supplier Purchase Agreement, which Designated Account shall be maintained with Lender.

Section 1.6 From and after the date hereof, Accounts due and payable to the Loan Parties, or any of them, by General Motors Corporation, a Delaware corporation or by Saturn Corporation shall under no circumstances be considered an “Eligible Account” for purposes of the Credit Agreement.

Section 1.7 The definition of “Revolving Commitment” in the Credit Agreement is hereby amended and restated to hereafter read as follows:

“‘Revolving Commitment’ means the commitment of the Lender to make Revolving Loans and Letters of Credit hereunder. The amount of the Lender’s Revolving Commitment is Ten Million and No/100 Dollars ($10,000,000.00).”

Section 1.8 From and after the date hereof, to the extent that the aggregate amount of Accounts owing from Ford Motor Company and its Affiliates to the Loan Parties exceed fifteen percent (15%) of the aggregate Eligible Accounts, the excess portion of such Accounts shall be deemed ineligible. The percentage of Ford Motor Company Accounts relative to the aggregate Eligible Accounts may be further modified by Lender from time to time in Lender’s Permitted Discretion.

Section 1.9 The definition of “Permitted Encumbrances” in the Credit Agreement is hereby amended by adding a new subsection (g) which shall provide as follows:

“(g) (i) Liens granted by MSC Walbridge Coatings, Inc. in favor of GM Supplier Receivables LLC, a Delaware limited liability company, in accounts, instruments, documents, contract rights, general intangibles and chattel paper (as such terms are defined in the Uniform Commercial Code in effect in the State of New York), and all other forms of obligation owing to MSC Walbridge Coatings Inc. by General Motors Corporation or by Saturn Corporation, whether now existing or hereafter created, and proceeds thereof and (ii) at any time after a Loan Party has entered into the Chrysler Purchase Agreement, Liens granted by a Loan Party pursuant thereto in favor of an Chrysler, LLC or any of its affiliates in accounts, instruments, documents, contract rights, general intangibles and chattel paper (as such terms are defined in the Uniform Commercial Code in effect in the State of New York), and all other forms of obligation owing to such Loan Party by Chrysler, LLC or its affiliates, whether now existing or hereafter created, and proceeds thereof.”

JPMorgan Chase Bank, N.A.

First Amendment to Loan Documents

Section 1.10 Section 5.01 of the Credit Agreement (“Financial Statements; Borrowing Base and Other Information”) is hereby amended by (i) deleting the existing subsection (j) thereof in its entirety and (ii) deleting the term “30 days” from subsection (c) and replacing that with the term “40 days.” Beginning as of the month of May, 2009, Borrower shall furnish to Lender the documents and information required pursuant to subsections (c), as amended herein, (e), and (f) of Section 5.01 at the times provided in said subsections.

Section 1.11 Section 5.01 of the Credit Agreement is further amended by deleting the word “and” at the end of subsection (h), changing subsection “(i)” to “(j)” and adding a new subsection (i) as follows:

“(i) As soon as available, but in any event not later than the last day of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower and its subsidiaries for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Lender; and”

Section 1.12 Section 6.05 of the Credit Agreement (“Asset Sales”) is hereby amended by deleting subsection (g) thereof, and replacing same with the following:

“(g) So long as no Revolving Loans are outstanding under this Agreement, sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed Five Million and No/100 Dollars ($5,000,000.00) during the initial term of this Agreement; and”

Section 1.13 A new section 6.12 (“Minimum Availability”) is hereby added to the Credit Agreement, which section shall be effective as of June 1, 2009 and shall provide as follows:

“SECTION 6.12. Minimum Availability. At no time during the term of this Agreement shall Availability be less than One Million and No/100 Dollars ($1,000,000.00).”

Section 1.14 The obligation of the Lender to make Revolving Loans and to perform the amendments contemplated herein, and the effectiveness of this Amendment and the consents granted herein, is subject to satisfaction of the following conditions precedent:

(a)	All parties shall have executed this Amendment;

JPMorgan Chase Bank, N.A.

First Amendment to Loan Documents

(b)	Lender shall have received a fully executed First Amended Revolving Loan Note in the maximum principal amount of $10,000,000.00 dated of even date herewith;

(c)	The Loan Parties shall have paid to Lender an amendment fee in the amount of $20,000.00;

(d)	Lender shall have received Certificates of Good Standing relative to each of the Loan Parties dated on or after the date hereof;

(e)	The Loan Parties shall have delivered to Lender resolutions or consents of their respective boards of directors authorizing the execution and performance hereof and of the First Amended Revolving Loan Note;

(f)	Borrower shall have paid all costs and fees (including reasonable legal fees) incurred by Lender in connection with the preparation and performance of this Amendment promptly after demand therefor.

Section 1.15 Additionally, from and after the date on which a Loan Party becomes party to the Chrysler Purchase Agreement, if ever, the effectiveness of the amendment set forth in section 1.9(g)(ii) hereof and the effectiveness of the consents set forth in sections 1.2, 1.3(b) and 1.4(b) hereof are subject to receipt and satisfactory review by Lender of the Chrysler Purchaser Agreement (it being agreed that the form Chrysler Purchase Agreement attached hereto as Exhibit B is satisfactory).

ARTICLE 2.

SECURITY

Section 2.1 Borrower hereby represents and warrants to Lender that all security interests, liens and encumbrances granted by the Loan Parties to Lender to secure the repayment of the Secured Obligations shall continue in full force and effect and shall secure the repayment of all of the Secured Obligations including the Secured Obligations evidenced by the First Amended Revolving Loan Note and any renewals, substitutions, or replacements thereof.

ARTICLE 3.

MISCELLANEOUS

Section 3.1 This Amendment shall be binding upon and inure to the benefit of the successors and assigns of Borrower, the other Loan Parties and Lender.

JPMorgan Chase Bank, N.A.

First Amendment to Loan Documents

Section 3.2 Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges or remedies that the Lender has or may have under the Credit Agreement or any other Loan Document or applicable law on account of any Default or Event of Default.

Section 3.3 Borrower and each other Loan Party hereby represent and warrant as of the date hereof that, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing and (b) all representations and warranties contained in the Loan Documents (with such term being deemed to include this Amendment and the Credit Agreement) are true and correct in all material respects with the same effect as if made on and as of such date, except to the extent any such representations and warranties relate to a specific date, in which case such representations and warranties shall be deemed true and correct in all material respects on and as of such date.

Section 3.4 Borrower and the other Loan Parties hereby expressly reaffirm each of the covenants made by them in the Credit Agreement and other Loan Documents (in each case, as amended or otherwise modified as set forth in this Amendment).

Section 3.5 Each Loan Guarantor hereby (i) consents to the transactions contemplated hereby and (ii) acknowledges and agrees that the Loan Guaranty set forth in Article IX of the Credit Agreement (and all security therefor) and all other Loan Documents previously executed by them are, and shall remain, in full force and effect after giving effect to this Amendment to the Credit Agreement.

Section 3.6 This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission or electronic mail) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission or electronic mail shall be effective for all purposes hereof.

Section 3.7 Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Credit Agreement, as amended hereby, the Loan Documents and all rights and powers created thereby and hereunder or under such Loan Documents, are in all respects ratified and confirmed. From and after the date hereof, the Credit Agreement shall be deemed to be amended and modified as herein provided but, except as so amended and modified, the Credit Agreement shall continue in full force and effect and the Credit Agreement and this Amendment shall be read, taken and construed as one and the same instrument. On and after the date hereof, the term “Agreement” as used in the Credit Agreement and all other references to the “Agreement” therein, in any other instrument, document or writing executed by the Loan Parties or furnished to Lender by the Loan Parties in connection therewith or herewith shall mean the Credit Agreement, as amended by this Amendment.

JPMorgan Chase Bank, N.A.

First Amendment to Loan Documents

Section 3.8 This Amendment and all other documents required hereunder to be executed by Borrower and the other Loan Parties and delivered to Lender have been duly authorized, executed and delivered on the Loan Parties’ behalf pursuant to all requisite corporate authority and this Amendment and each of the other documents required hereunder to be executed and delivered by the Loan Parties to Lender constitute the legal, valid and binding obligations of Borrower and the other Loan Parties enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights.

Section 3.9 The Loan Parties hereby acknowledge and agree that they have no defense, offset or counterclaim to the payment of principal, interest, fees or other Secured Obligations owing under the Credit Agreement and hereby waive and relinquish any such defense, offset or counterclaim they might otherwise claim to have and hereby release Lender and its respective officers, directors, agents, affiliates, successors and assigns from any claim, demand or cause of action, known or unknown, contingent or liquidated, which may exist or hereafter be known to exist relating to any matter arising in connection with the Credit Agreement or the Loan Documents or the administration thereof prior to the date hereof.

Section 3.10 Except as otherwise specified herein, this Amendment embodies the entire agreement and understanding between Lender and Borrower with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

Section 3.11 The recitals set forth at the beginning of this Amendment are true in all material respects and constitute an integral part of this Amendment.

Section 3.12 This Amendment shall be governed and controlled by the laws of the State of Illinois.

Section 3.13 Any capitalized term used herein, but not specifically defined or amended herein, shall have the meaning assigned to it in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

JPMorgan Chase Bank, N.A.

First Amendment to Loan Documents

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year specified at the beginning hereof.

BORROWER: MATERIAL SCIENCES CORPORATION, a Delaware corporation

By:
Name:
Title:

LOAN PARTIES:

MATERIAL SCIENCES CORPORATION, ENGINEERED MATERIALS AND SOLUTIONS GROUP, INC.,
an Illinois corporation,

By:
Name:
Title:

MSC LAMINATES AND COMPOSITES, INC.,
a Delaware corporation,

By:
Name:
Title:

MATERIAL SCIENCES SERVICE CORPORATION,
a Delaware corporation,

By:
Name:
Title:

JPMorgan Chase Bank, N.A.

First Amendment to Loan Documents

MSC PRE FINISH METALS (EGV), INC.,
a Delaware corporation

By:
Name:
Title:

MSC WALBRIDGE COATINGS, INC. a Delaware corporation

By:
Name:
Title:

MSC LAMINATES AND COMPOSITES (EGV), INC.,
a Delaware corporation

By:
Name:
Title:

LENDER:

JPMORGAN CHASE BANK, N.A., a national bank

By:
Name:
Title:

JPMorgan Chase Bank, N.A.

First Amendment to Loan Documents

EXHIBIT A

Form of Lien Priority Agreement

JPMorgan Chase Bank, N.A.

First Amendment to Loan Documents

LIEN PRIORITY AGREEMENT

THIS LIEN PRIORITY AGREEMENT is made as of                                          by and between GM Supplier Receivables LLC (“Purchaser”), with an address at                                          and                                          (“Creditor”) with an address at                                         .

RECITALS:

A.	Creditor has loaned, extended credit or otherwise agreed to become a creditor of (“Debtor”) and has received, in connection therewith, a security interest in certain property of Debtor, including accounts receivable owed to Debtor by one or more account debtors including General Motors Corporation, a Delaware corporation (together with its subsidiaries and affiliates, “OEM”) (such receivables, including related security and the proceeds thereof, the “Creditor Receivables”).

B.	Purchaser from time to time wishes to purchase from Debtor and Debtor wishes to sell to Purchaser, per the terms of that certain Supplier Purchase Agreement between Purchaser, Debtor and Citibank, N.A., a national banking association (“Citibank”), certain accounts receivable owed to Debtor by OEM (such receivables, including related security and the proceeds thereof, the “Purchaser Receivables”).

C.	It is the desire and intention of the parties hereto to establish, as between themselves, the priority, operation and effect of the security and other interests of Creditor and Purchaser in the Creditor Receivables (including, without limitation, the Purchaser Receivables).

D.	Debtor, Purchaser and OEM are participating in the United States Department of the Treasury (“UST”) Auto Supplier Support Program, certain terms of which are outlined in Annex A hereto (the “Program Terms”).

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.	Creditor hereby consents to the sale by Debtor and purchase by Purchaser, from time to time, of the Purchaser Receivables.

2.	Effective upon the purchase by Purchaser of the Purchaser Receivables, Creditor agrees that the security interest of Creditor in the Purchaser Receivables is hereby released automatically and without further action by Creditor or Debtor. If for any reason such purchase of Purchaser Receivables by Purchaser is judicially re-characterized as a grant of collateral by Debtor to secure a financing, then Creditor agrees that its interest in the Purchaser Receivables is hereby made subordinate, junior and inferior, and postponed in priority, operation and effect, to the security interest of Purchaser in such Purchaser Receivables. Purchaser agrees that any interest it may have in Creditor Receivables (other than Purchaser Receivables) is hereby made subordinate, junior and inferior, and postponed in priority, operation and effect, to the security interest of Creditor in the Creditor Receivables.

3.	The priority and release in the Creditor Receivables and Purchaser Receivables set forth above are notwithstanding the operation or provisions of applicable law, the time, order or method of attachment or perfection of security interests or the time and order of filing of financing statements or any other liens held by the parties, whether under the Uniform Commercial Code or other applicable law.

4.	Creditor and Purchaser agree that neither shall challenge, contest, or join or support any other person in challenging or contesting, whether directly or indirectly, the validity, perfection, priority or enforceability of the other party’s security interest in the Purchaser Receivables or the Creditor Receivables, as applicable, in a manner inconsistent with this Agreement.

5.

Purchaser agrees to immediately turn or pay over to Creditor any amounts that may come into its possession that derive from Creditor Receivables other than Purchaser Receivables. Creditor agrees to immediately turn or pay over to Purchaser any amounts that may come into its possession that derive from Purchaser Receivables. Except as set forth above, neither party shall have any other duty or obligation of any other nature, including with respect to the attachment or creation of any other party’s security interest or any credit decisions of such other party with respect to Debtor. Creditor acknowledges that Purchaser and Debtor have business relationships in addition to the purchase and sale of the Purchaser Receivables.

6.	This Agreement shall remain in effect for as long as the Supplier Purchaser Agreement between Purchaser, Debtor and Citibank remains in effect or amounts remain outstanding with respect to Purchaser Receivables purchased by Purchaser, whichever is later (including during a bankruptcy proceeding involving Debtor). This Agreement will be binding upon and inure to the benefit of Creditor and Purchaser and their respective successors and assigns.

7.	All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address set forth above or to such other address as any party may give to the other in writing for such purpose in accordance with this Section.

8.	This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

9.	This Agreement may be executed in any number of counterparts, which taken together shall constitute a single copy of this Agreement.

10.	This Agreement is governed by the laws of the State of New York. Purchaser and Creditor agree that any New York State or Federal court sitting in New York City shall have non-exclusive jurisdiction to settle any dispute in connection with this Agreement, and the parties hereby submit to the jurisdiction of those courts. Purchaser and Creditor each waive any right to immunity from jurisdiction to which it may be entitled (including, to the extent applicable, immunity from pre- and post-judgment attachment and execution.)

11.	As additional collateral for loans received pursuant to the Program Terms, the Purchaser has collaterally assigned this Agreement to UST. The Creditor hereby acknowledges and consents to such assignment.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.

GM SUPPLIER RECEIVABLES LLC

By	By

Print Name:	Print Name:
Title:	Title:
Phone:	Phone:

Execution Version

Annex A - AUTO SUPPLIER PROGRAM TERMS

1.	THE PROGRAM.

These Program Terms apply to the Auto Supplier Support Program (the “Program”) established by the United States Department of the Treasury (the “Lender” or “UST”) pursuant to the authority granted to it by and under the Emergency Economic Stabilization Act of 2008 (Pub. L. 110-343, enacted October 1, 2008), as amended (“EESA”), in which GM Supplier Receivables LLC, a Delaware limited liability company (the “Borrower”), a wholly-owned subsidiary of General Motors Corporation, a Delaware corporation (the “OEM”), is a participant.

2.	CERTAIN AGREEMENTS RELATED TO THE PROGRAM.

In connection with the Program, the Lender, the Borrower, the OEM, Saturn Corporation, a Delaware corporation (“Saturn” and the OEM, the “OEM Parties”), Citibank, N.A., a national banking association (“Citi”), and Eligible Suppliers (defined below) are entering into certain agreements, including, among others:

(a) that certain Credit Agreement dated as of April 3, 2009 between the Borrower and the Lender (the “Credit Agreement”);

(b) that certain Security Agreement, of even date with the Credit Agreement, among the Borrower, the Lender, Citi as servicer for the Borrower pursuant to the Servicing Agreement defined below (in such capacity, the “Servicer”) and Citi as Collateral Agent (in such capacity, the “Collateral Agent”) (the “Security Agreement”);

(c) that certain Pledge Agreement, of even date with the Credit Agreement, among the OEM, Saturn, the Lender, the Servicer and the Collateral Agent (the “Pledge Agreement”);

(d) that certain Servicing Agreement, of even date with the Credit Agreement, between the Servicer and the Borrower (the “Servicing Agreement”);

(e) from time to time, Supplier Purchase Agreements each among the Borrower, Citi and an Eligible Supplier, in substantially the form attached as Exhibit F of the Credit Agreement (each, a “Supplier Agreement”); and

(f) that certain Paying Services and Supplier Designation Agreement, of even date with the Credit Agreement, between the OEM and Citi as Paying Agent for the OEM (in such capacity, the “Paying Agent”), in which Saturn has joined pursuant to that certain Joinder Agreement of even date with the Credit Agreement (the “Paying Services Agreement”).

All references to the agreements identified above in this Section 2 shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time, or any successor or replacement agreement which may be entered into from time to time, subject in each case to any applicable limitations specified herein or therein.

3.	DEFINED TERMS.

In addition to the terms previously defined above, the following terms have the following respective meanings:

(a) “Adverse Claim”: any mortgage, pledge, security interest, hypothecation, assignment, encumbrance or lien of or on any Person’s assets or properties in favor of any other Person, other than a tax, mechanics’ or other lien or encumbrance that attaches by operation of law or any subordinated lien permitted under a Lien Priority Agreement.

(b) “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

(c) “Business Day” means a day other than a Saturday, Sunday, a Federal holiday or other day on which commercial banks in New York City are authorized or required by law to close.

(d) “Credit Memo Receivable”: means a payment from an OEM Party to a Supplier representing an adjustment to an existing or past Receivable as a result of missing invoices, incorrect receipt of goods, vendor scrap or other adjustments resulting from price changes, quantity discrepancies or vendor returns.

(e) “Due Date”: with respect a Payment Instruction or a Payment Notification, the Business Day on which the payment obligation of the OEM Party in respect of that Payment Instruction or Payment Notification, as the case may be, will be due and payable, that date being the earlier of:

(i)	the date specified in the Payment Instruction or Payment Notification, as the case may be, for payment or if such date is not a Business Day, the first Business Day following that date; and

(ii)	the date that is two (2) Business Days before the Maturity Date.

(f) “Eligible Receivable”: shall mean a Receivable which satisfies the following criteria:

(i)	it constitutes a trade account receivable representing a valid obligation of an OEM Party to make payment in United States Dollars to the Eligible Supplier for goods shipped or delivered or services rendered to such OEM Party;

(ii)	unless such Receivable is a Credit Memo Receivable, it was originated (A) not before April 1, 2009 and (B) not more than 15 Business Days prior to such Purchase Date in the ordinary course of the Eligible Supplier’s business;

(iii)	unless such Receivable is a Credit Memo Receivable, it has a Due Date at least 30 days after the date of its origination and not later than the earlier of (A) the date occurring 90 days after the date of its origination and (B) the date 2 Business Days prior to the Maturity Date;

(iv)	it arises under an Underlying Contract (A) which, together with such Receivable, is in full force and effect and constitutes the genuine, legal, valid and binding payment obligation in writing of an OEM Party, enforceable against such OEM Party in accordance with its terms and (B) with respect to which, no material default or breach by such OEM Party under the terms thereof has occurred;

(v)	such Receivable, together with the Underlying Contract related thereto, complied at the time it was originated or made and, as of such Purchase Date, complies in all material respects with all requirements of, and does not contravene in any material respect any, applicable federal, state or local laws and regulations;

(vi)	it has not been satisfied, subordinated, rescinded, or otherwise compromised;

(vii)	it is not subject to any counterclaim, contra-account, volume rebate, cooperative advertising accrual, deposit or offset;

(viii)	it does not arise from a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or similar transaction and is not subject to repurchase, return, rejection, repossession, loss or damage (other than, prior to April 17, 2009, any Eligible Supplier’s right of reclamation arising under Section 2-702 of the Uniform Commercial Code (or any analogous provision of the law applicable to such Underlying Contract));

(ix)	it represents a final sale with respect to which the goods giving rise to the Receivable have been delivered to and accepted by an OEM Party or the service giving rise to the Receivable has been completely performed to the satisfaction of an OEM Party;

(x)	it is not evidenced by a note or other instrument or chattel paper or reduced to judgment;

(xi)	it is not by contract, subrogation, mechanics’ lien laws or otherwise, subject to claims by the Eligible Supplier’s creditors or other third parties, except for any subordinated liens permitted under a Lien Priority Agreement;

(xii)	it does not constitute a service charge, warranty charge or similar charge;

(xiii)	it does not represent an accord and satisfaction in respect of any prior Receivable;

(xiv)	it has not been amended in any respect such that the Principal Balance thereof has been modified;

(xv)	it is not subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to it;

(xvi)	it is not the subject of any pending or threatened litigation;

(xvii)	it is free and clear of any Adverse Claim other than the security interest therein then being granted to Purchaser;

(xviii)	as to which Receivable, all filings (including UCC filings) necessary in any jurisdiction to give the Purchaser a first perfected ownership interest in such Receivable shall have been made;

(xix)	as of the Purchase Date thereof, the Credit Agreement has not terminated and no notice of termination of the Commitment (as defined in the Credit Agreement) has been given by the Lender thereunder;

(xx)	as of the Purchase Date thereof, the OEM is not the subject of any bankruptcy, insolvency or reorganization proceeding or any other proceeding seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; and

(xxi)	if such Receivable represents an obligation of Saturn, as of the Purchase Date thereof, Saturn is not the subject of any bankruptcy, insolvency or reorganization proceeding or any other proceeding seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property.

provided, that, in the context of any representation or warranty made by an OEM Party or the Borrower in, or pursuant to, any Transaction Document that any Receivable is an Eligible Receivable, such OEM Party or the Borrower (as the case may

be) shall be deemed to have represented and warranted as to the matters set forth in clause (xi) of the definition of “Eligible Receivable” to the knowledge of such OEM Party and the Borrower; and

provided further, that, in the context of any representation or warranty made by the Eligible Supplier in, or pursuant to, any Supplier Agreement that any Receivable is an Eligible Receivable, the Eligible Supplier shall be deemed to have represented and warranted as to the matters set forth in clauses (xix) and (xx) of the definition of “Eligible Receivable” to the knowledge of the Eligible Supplier; and

provided further, that, in the context of any representation or warranty made by any Person in, or pursuant to, any Transaction Document or Supplier Agreement that any Receivable is an Eligible Receivable, such Person shall be deemed to have represented and warranted as to the matters set forth in clause (xvi) (solely with respect to threatened litigation) to the knowledge of such Person; and

provided further, that, in the context of any representation or warranty made by any Person (other than Citi) in, or pursuant to, any Transaction Document or Supplier Agreement that any Receivable is an Eligible Receivable, such Person shall be deemed to have represented and warranted as to the matters set forth in clause (xviii) of the definition of “Eligible Receivable” to the knowledge of such Person.

(g) “Eligible Supplier”: a Person that:

(i)	is not an Affiliate of the Borrower or any OEM Party;

(ii)	is a party to an Underlying Contract;

(iii)	has been designated by an OEM Party as an “Eligible Supplier” in a written notice to the Servicer for participation in the Program;

(iv)	is not an Ineligible Supplier; and

(v)	is (A) a party to a Supplier Agreement, and (B) not in breach of default of any of the representations, warranties or covenants of such Supplier Agreement;

provided that, in the context of any representation or warranty made by the a Person in, or pursuant to, any Supplier Agreement that such Person is an Eligible Supplier, such Person shall be deemed to have represented and warranted as to the matters set forth in clause (iii) of the definition of “Eligible Supplier” to the knowledge of suck Person.

(h) “Executive Order 13324” means Executive Order No, 13224, effective as of September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism, 66 Fed. Reg. 49079 (2001).

(i) “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

(j) “Immediate Pay Receivable”: any Purchased Receivable with respect to which the selling Eligible Supplier has elected under the corresponding Supplier Agreement to be paid the Purchase Price at or immediately following the sale of such Purchased Receivable to the Borrower (i.e., Payment Option 1 under the Supplier Agreement).

(k) “Ineligible Person”: any Person that:

(i)	is named, identified, described on or included on (A) the list of Specially Designated Nationals promulgated by OFAC from time to time or (B) any blocked persons list, designated nationals lists, denied persons list entity list debarred party list, unverified list, sanctions list or other list of Persons with whom United States Persons may not conduct business, including lists published or maintained by the United States Department of Commerce and lists published or maintained by the United States Department of State;

(ii)	is subject to the provisions of, or owned or controlled by or acting for or on behalf of any Person that is subject to the provisions of, Executive Order 13324;

(iii)	commits, threatens or conspires to commit or threaten “terrorism” (as defined in Executive Order 13324);

(iv)	is subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the foreign assets control regulations of UST (31 C.F.R. Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or regulations promulgated thereunder (including Executive Order 13224 and the USA PATRIOT Act); or

(v)	is an Affiliate of or affiliated with any Person listed above;

provided, that, in the context of any representation or warranty made by an OEM Party or the Borrower in, or pursuant to, any Transaction Document that any Person is an Eligible Supplier or is not an Ineligible Supplier, such OEM Party or the Borrower (as the case may be) shall be deemed to have represented and warranted as to the matters set forth in the definition of “Ineligible Person” to the knowledge of such OEM Party and the Borrower.

(l) “Ineligible Supplier”: any Person:

(i)	that is an Ineligible Person; or

(ii)	as to which UST has notified the OEM Parties, the Borrower and the Servicer, in its capacity as servicer for the Borrower, that UST has determined, after reasonable consultation with the Borrower and the OEM, that such Person is not eligible for participation in the Program; provided that such determination shall ultimately rest with UST in its sole discretion, notwithstanding any consultation with the Borrower or OEM.

(m) “Insolvency Event” means, with respect to a specified Person:

(i)	the commencement of any case, proceeding or other action by such Person (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bancruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or

(ii)	the commencement against such Person of any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 90 days; or

(iii)	the commencement against such Person of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or

(iv)	such Person (excluding the OEM Parties) taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or

(v)	such Person (excluding the OEM Parties) generally not, or being unable to, or admitting in writing its inability to, pay its debts as they become due; or

(vi)	such Person making a general assignment for the benefit of its creditors.

(n) “Lien Priority Agreement” means a Lien Priority Agreement between any Supplier and a creditor of such Supplier in the form attached as Exhibit C to the Servicing Agreement.

(o) “Maturity Date”: April 2, 2010, and any extensions of such date pursuant to the Credit Agreement.

(p) “OFAC” means the Office of Foreign Assets Control of UST.

(q) “Pay at Maturity Receivable”: any Purchased Receivable with respect to which the selling Eligible Supplier has elected under the corresponding Supplier Agreement to be paid the Purchase Price at the Due Date thereof (i.e., Payment Option 2 under the Supplier Agreement).

(r) “Payment Instruction”: as defined in the Paying Services Agreement.

(s) “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

(t) “Principal Balance” of a Receivable means the face amount of such Receivable specified in the associated Payment Instructions.

(u) “Purchase Date” means, with respect to any Eligible Receivable, the date such Eligible Receivable becomes a Purchased Receivable.

(v) “Purchase Price”: as defined in the Supplier Agreements.

(w) “Purchased Receivables”: Eligible Receivables purchased by Borrower from time to time pursuant to any Supplier Agreement.

(x) “Purchaser”: Borrower, in its capacity as the “Purchaser” under any Supplier Agreement.

(y) “Receivables” means accounts, instruments, documents, contract rights, general intangibles and chattel paper (as such terms are defined in the Uniform Commercial Code in effect in the State of New York), and all other forms of obligation owing to a Supplier by an OEM Party, whether now existing or hereafter created, that represent bona fide obligations of the OEM Party arising out of the Supplier’s sale and delivery of goods or services, together with the Related Security, and with respect to each of the foregoing, all proceeds thereof.

(z) “Related Security” means, with, respect to any Receivable (i) all of the related Supplier’s interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable and all of the related Supplier’s rights of reclamation or rights to any administrative expense or priority claim under section 503(b)(9) of Title 11 of the United States Code or otherwise with respect to any merchandise relating to any sale giving rise to such Receivable and all administrative claims related thereto arising as a result of any Insolvency Event with respect to the account debtor of any such Receivable; (ii) all security interests or liens and property subject hereto purporting to secure payment of such Receivable; (iii) all tax refunds and proceeds of insurance with respect thereto; (iv) all guaranties, insurance, other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable; and (iv) all books, records and other information relating to such Receivable.

(aa) “Transaction Documents” has the meaning assigned in the Credit Agreement.

(bb) “Underlying Contract”: a contract (including a purchase order or invoice) entered into in the ordinary course of business between an Eligible Supplier and an OEM Party pursuant to which the Eligible Supplier is entitled to receive payments from such OEM Party for goods and services provided to such OEM Party.

(cc) “USA PATRIOT Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56.